Exhibit 99.1

News Release
2700 Lone Oak Parkway
Eagan MN 55121-1534
nwa.com
612-726-2331

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES PROVIDES EARNINGS OUTLOOK FOR 2006

EAGAN, Minn. – (October 2, 2006) – Northwest Airlines (OTC: NWACQ.PK) today provided the following earnings outlook for 2006.  The numbers referenced in this news release are pre-tax figures, excluding reorganization items.

•                  As previously reported, for the first six months of the year, Northwest reported a $50 million profit, excluding reorganization items, on revenues of more than $6 billion.

•                  During the seasonally strong summer months of July and August, Northwest reported a profit of $272 million, excluding reorganization items, on $2.4 billion in revenues.

•                  Since September, Northwest has experienced a softening in revenue, similar to trends reported by other carriers.

•                  For the months of September through December, Northwest anticipates that it will realize a loss for this period, excluding reorganization items.

•                  For full year 2006, based on the airline’s current fuel and revenue estimates, Northwest is forecasting a modest profit with an estimated pre-tax margin of approximately two percent, excluding reorganization items, on more than $12 billion in revenue.

“This expected modest full year profit is testament to the success of our ongoing restructuring efforts and the substantial sacrifices made by our employees and other Northwest stakeholders,” said Doug Steenland, Northwest president and chief executive officer.

“The full year profit outlook is also partially reflective of Northwest’s reduced capacity.  For full year 2006, we expect that our systemwide consolidated available seat miles will be approximately eight percent lower than 2005.”

Steenland continued, “While a full year profit would be an important accomplishment in the restructuring efforts at Northwest and would help us continue to attract necessary capital, we still have work to do to meet our long-term pre-tax margin goal of six to seven percent, which will allow Northwest to compete successfully in the future and acquire and finance new aircraft.”

“Reversing $4.2 billion in losses since early 2001 is not an easy task, but one that is essential to the future of Northwest.  We realize that a number of key stakeholders, especially our employees, have made difficult and painful sacrifices to help the airline reach this juncture in its restructuring process.”

Steenland added, “A key element of our restructuring plan that has been addressed through collaboration with our employees is the preservation of our defined benefit pension plans.  By working with Northwest union leaders, employees and Congress, we were able to help bring about new pension funding rules that allow Northwest to provide the pension benefits that our employees have justly earned.”

“Today’s full-year projection is an indication that we are making progress towards our goal of achieving long-term profitability for the airline.  By achieving profitability, our employees will share in Northwest’s success through job and retirement security and gain sharing opportunities that we have put in place for our employees.”

“Because of continuing progress in addressing our restructuring goals of resizing and optimizing the Northwest fleet and level of flying; realizing competitive labor and non-labor costs; and restructuring and recapitalizing the airline’s balance sheet, we remain focused on emerging from Chapter 11 protection by the middle of next year,” Steenland concluded.

Forward-looking Statements

Certain of the statements made in this news release are forward-looking and are based upon information available to the Company on the date hereof.  The Company, through its management, may also from time to time make oral forward-looking statements.  In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company.  Any such statement is qualified by reference to the following cautionary statements.

The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating under Chapter 11 and in a global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to its Chapter 11 proceedings, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, the ability of the Company to obtain and maintain normal terms with vendors and service providers, the Company’s ability to maintain contracts that are critical to its operations, the ability of the Company to realize assets and satisfy liabilities without substantial adjustments and/or changes in ownership, the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein. Additional information with respect to these factors and other events that could cause differences between forward-looking statements and future actual results is contained in “Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Form 10-Q for the

quarter ended June 30, 2006 and “Item 1.  Business - Risk Factors Related to Northwest and the Airline Industry” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Developments in any of these areas, as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings, could cause the Company’s results to differ from results that have been or may be projected by or on behalf of the Company.

Northwest Airlines is the world’s fifth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,400 daily departures.  Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 900 cities in excess of 160 countries on six continents.

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For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.